2023 Annual Stockholder’s Meeting September 21, 2023 | 1:00 PM CST This presentation is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. There is no assurance that we will achieve our investment objectives. Past performance is not a guarantee of future results. Exhibit 99.1

We have a limited operating history, and there is no assurance that we will achieve our investment objectives. Our public offering of common stock is a “blind pool” offering. You will not have the opportunity to evaluate our future investments before we make them. Our public offering was suspended on January 30, 2023. We have not been raising substantial amounts of capital in our public offering of common stock, and if we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected. There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. On January 30, 2023, our board of directors suspended our share repurchase program. There is no assurance that our board of directors will reinstate our share repurchase program at any time in the future. We cannot guarantee that we will make distributions, and if we do, such distributions have been and may again be funded from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV and are not based on any public trading market. A substantial portion of our assets consists of CRE debt that is valued by our Advisor, with the assistance of the Sub-Advisor. The valuation of our investments is inherently subjective, and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. We have no employees and are dependent on the Advisor and the Sub-Advisor to conduct our operations. The Advisor and the Sub-Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other Sound Point accounts, the allocation of time of their investment professionals and the substantial fees that we will pay to the Advisor and that the Advisor will pay to the Sub-Advisor. Principal and interest payments on our borrowings will reduce the amount of funds available for distribution or investment in our targeted assets. If we fail to maintain our qualification as a REIT and no relief provisions apply, we will have to pay corporate income tax on our taxable income (which will be determined without regard to the dividends-paid deduction available to REITs) and our NAV and cash available for distribution to our stockholders could materially decrease. Risk Factors

Risk Factors The COVID-19 pandemic adversely affected the economy and our investments and operations and may have additional adverse effects in the future. We own the Renaissance Chicago O’Hare Suites Hotel, and for so long as we own hotels or invest in loans secured by hotels and securities collateralized by hotels, we will be exposed to the unique risks of the hospitality sector, including seasonality, volatility and the severe reduction in occupancy caused by the COVID-19 pandemic. We use short-term borrowings to finance our investments, which exposes us to increased risks associated with decreases in the fair value of the underlying collateral resulting from adverse changes in the financial markets, including as a result of the COVID-19 pandemic. We have issued Series A Preferred Stock that subordinates certain rights of the holders of our common stock, and our charter permits our Board to issue additional stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to stockholders. As with any investment, there are certain risks associated with credit investing. Such risks include, but are not limited to: The risk of nonpayment of scheduled interest or principal payments on a credit investment, which may affect the overall return to the lender; Interest rate fluctuations, which will affect the amount of interest paid by a borrower in a floating-rate loan that adjusts to current market conditions; Default risk, which means that the loan may not be repaid by the borrower.

Forward-Looking Statements Cautionary note regarding forward-looking statements This presentation includes forward-looking statements, including, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of terms such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties, some of which are summarized above, inherent in forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. You should carefully review the “Risk Factors” section of our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal or state securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Mitchell Sabshon Chief Executive Officer and Chairman of the Board Catherine L. Lynch Chief Financial Officer and Treasurer Donald MacKinnon President and Director Board of Directors & Executive Officers Cathleen M. Hrtanek Secretary Matthew Donnelly Chief Investment Officer Cynthia Foster Curry Independent Director Norman A. Feinstein Independent Director Robert N. Jenkins Independent Director

6 Mitchell Sabshon Chief Executive Officer and Chairman of the Board

Economic Update 2023 banking crisis triggered brief decline in stock prices and tighter credit market Inflation report in June was lowest since March 2021 Debt ceiling bill passed in June 2023 Interest rate hikes in last 11 of 12 Fed meetings, significantly impacting CRE transaction volumes and property pricing Higher financing expenses can make real estate acquisitions less attractive, proven by Q1 deal volume down 51% year-over-year

Commercial Mortgage Market Update Certain investors will be impacted by mortgage loan refinancing challenges under current market conditions Those with existing CRE investments with near-term maturities may experience difficulty repaying or refinancing, resulting in banks reducing CRE lending to brace for loans potentially not being repaid Current market conditions will not likely be problematic for new investors Reduced availability of bank lending will make it difficult for borrowers to refinance or repay maturing mortgage loans

9 Matthew Donnelly Chief Investment Officer

Portfolio Highlights Q2 2023 1Portfolio size is based on the unpaid principal balance of our debt investments and the fair value of our real estate owned (REO) in each case as of June 30, 2023. Portfolio size, average investment balance and number of investments include our REO. 21st mortgage loan weighted average years to maturity based on maturity date assuming no options to extend are exercised. See our Form 10-K or 10-Q most recently filed with the SEC for maximum maturities assuming all extensions are exercised. 3Weighted average of loan-to-value at origination, based on current loan balance as of June 30, 2023. Portfolio Size1 $804.0M Average Investment Balance1 $19.6M Range of Investment Balances $6-$47.7M Historical 1st Mortgage Loan Payoffs 28 Loans Investments1 41 1st Mortgage Weighted Avg. Years to Maturity2 1.03 Years Average Leverage Ratio3 70.5% Weighted average of loan-to-value at origination based on current loan balance Historical 1st Mortgage Loan Payoff Amount $475.0M

Portfolio Highlights 1st Mortgage 1st Mortgage Loans 4 Based on the par value of investments as of June 30, 2023. Subject to change without notice. First mortgage loans finance commercial real estate properties and are loans that generally have the highest priority lien among the loans in a foreclosure proceeding on the collateral securing the loan. The senior position does not protect against default, and losses may still occur. Past performance is not a guarantee of future results, and there is no assurance that we will achieve our investment objectives. Credit loans, also called mezzanine loans, are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. REO, which stands for “real estate owned,” represents real estate we have acquired through foreclosure, deed-in-lieu of foreclosure, or purchase.

Floating Rate Portfolio Highlights Based on the par value of loan investments and the fair value of REO as of June 30, 2023. Subject to change without notice.

13 Catherine L. Lynch Chief Financial Officer and Treasurer

Consolidated Financial Highlights in Thousands Multifamily Office As of June 30, 2023 As of December 31, 2022 Total Assets: $854,391 $914,495 Total Liabilities: $600,744 $635,938 Stockholders’ Equity: $253,647 $278,557 Six Months Ended June 30, 2023 Six Months Ended June 30, 2022 Net Interest Income: $13,249 $11,247 Net (Loss) Income: $(10,714) $5,639 Distributions Declared on Common Stock: $6,297 $6,659 Average Balance of Commercial Loans $812,736 $749,694 Average Borrowings $578,856 $518,378 Weighted Average Yield1 8.3% 4.7% Weighted Average Financing Cost1 7.2% 2.4% Weighted Average Levered Yield2 11.1% 9.7% Average Leverage3 2.48x 2.24x 1 Calculated as annualized interest income or expense divided by average carrying value of the respective loan and borrowing balances. 2 Calculated by taking the Weighted Average Yield less the Weighted Average Financing Cost multiplied by the average leverage. 3 Calculated by dividing total average interest-bearing liabilities by total average equity (total average interest-earning assets less total average liabilities).

Historical Returns

7.19% Annualized Class I Distribution Rate as of August 2023*

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Historical Returns[1]

YTD Aug 2023-Aug 2023	1 Year Aug 2022-Aug 2023	3 Year Aug 2020-Aug 2023	5 Year Aug 2018-Aug 2023	Since Inception Nov 2016
-6.48%	-4.51%	-0.93%	-0.85%	1.32%

NAV and Distribution as of August 30, 2023[2]

NAV	Annualized Gross Distribution	Annualized Distribution Rate
$17.3859	$1.25	7.19%

1 Past performance is not a guarantee of future results. The historical returns are equal to the distributions paid and the changes in the NAV over the presented time period divided by the NAV at the beginning of the period. For the year ended December 31, 2022, 100% of distributions on InPoint's common stock were funded by cash flows from operating activities. Distributions on InPoint's common stock in 2022 were 34% covered by GAAP net income attributable to common stockholders. The distribution rate reflects the current month's distribution annualized and divided by the NAV as of the end of the month prior to the record date for the distribution. We cannot guarantee that we will make distributions, and if we do, such distributions have been and may again be funded from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources..

2 Please see our 8-K filed on September 15, 2023 with the SEC for more information on our NAV.

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